EXHIBIT 24
KEYCORP
POWER OF ATTORNEY

Each of the undersigned, an officer, a director, or both of KeyCorp, an Ohio corporation, hereby constitutes and appoints Clark H. I. Khayat, James L. Waters and Andrea R. McCarthy, and each of them, as his or her true and lawful attorney-in fact with full power of substitution and resubstitution, to sign in his or her name, place, and stead and to file with the United States Securities and Exchange Commission in accordance with Securities Exchange Act of 1934, as amended, KeyCorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and all exhibits, amendments and supplements thereto, with full power and authority to take such actions that the attorney-in-fact deems necessary in connection with the execution and filing of such Annual Report on Form 10-K.

This Power of Attorney may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned has hereto set his or her hand as of February 23, 2026.

/s/ Christopher M. Gorman	/s/ Jacqueline Allard
Christopher M. Gorman Chairman and Chief Executive Officer, and Director (Principal Executive Officer)	Jacqueline Allard, Director

/s/ Alexander M. Cutler	/s/ H. James Dallas
Alexander M. Cutler, Director	H. James Dallas, Director

/s/ Elizabeth R. Gile	/s/ Ruth Ann M. Gillis
Elizabeth R. Gile, Director	Ruth Ann M. Gillis, Director

/s/ Robin N. Hayes	/s/ Carlton L. Highsmith
Robin N. Hayes, Director	Carlton L. Highsmith, Director

/s/ Richard J. Hipple	/s/ Somesh Khanna
Richard J. Hipple, Director	Somesh Khanna, Director

/s/ Devina A. Rankin	/s/ Barbara R. Snyder
Devina A. Rankin, Director	Barbara R. Snyder, Director

/s/ Richard J. Tobin	/s/ Todd J. Vasos
Richard J. Tobin, Director	Todd J. Vasos, Director